Exhibit 3 (i)

                              CERTIFICATE OF AMENDMENT
                                       OF THE
                              ORGANIZATION CERTIFICATE
                                         OF
                        GENERAL ELECTRIC CAPITAL CORPORATION
                        UNDER SECTION 8005 OF THE BANKING LAW

            We, the undersigned, James A. Parke and Nancy E. Barton, being respectively the Senior Vice President, Finance and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

            1. The name of this corporation is General Electric Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.

            2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995 and the 17th day of July, 1995 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

            3. Paragraph Third of the Organization Certificate, which Paragraph relates to the amount of capital stock of this corporation, is amended so as to add the following provisions authorizing five series and stating the numbers, designations and certain relative rights, preferences and limitations of such five series, as fixed by a resolution of the Board of Directors of the corporation, at the end of subparagraph
      (c) thereof, following section twenty, as follows:

                                          "SECTION TWENTY ONE:    Variable
                                    Cumulative Preferred Stock, Series X;
                                    Variable Cumulative Preferred Stock, Series
                                    X-1; and Variable Cumulative Preferred
                                    Stock, Series Y, Variable Cumulative
                                    Preferred Stock, Series Y-1 and Variable
                                    Cumulative Preferred Stock, Series Z.
            A.    Designation.
                  -----------
                              There are hereby created five series of the
                  Variable Cumulative Preferred Stock, consisting of 750 shares to be designated the "Variable Cumulative Preferred Stock, Series X" (the "Series X Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series X-1" (the "Series X-1 Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series Y" (the "Series
                  Y Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series Y-1" (the "Series Y-1 Shares") and 1,000 shares to be designated the "Variable Cumulative Preferred Stock, Series Z (the "Series Z Shares").


                  B.    Dividends.
                        ---------

                              The initial Dividend Rate for the Series X Shares
                  shall be 4.75% per annum; for the Series X-1 Shares shall be 4.75% per annum; for the Series Y Shares shall be 4.95% per annum; for the Series Y-1 Shares shall be 4.95% per annum; and for the Series Z Shares shall be 5.15% per annum. The Initial Dividend Period shall end for the Series X Shares on November 3, 1997; for the Series X-1 Shares on November 3, 1997; for the Series Y Shares on November 3, 1998; for the Series Y-1 Shares on November 3, 1998; and for the Series Z Shares on November 3, 2000.

                              Paragraph J of SECTION FOUR of subparagraph (c)
                  of Paragraph Third is amended with respect to the Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares or Series Z Shares by deleting (i) the words "less than one
                  (1) year" in the third line thereof and (ii) deleting the last sentence thereof.

                        C.    Certain Redemption Dates and Prices.
                              -----------------------------------

                              Notwithstanding the provisions of clause (ii) of
                  paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, in the case of any Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares or Series Z Shares with a Dividend Period equal to or more than two (2) years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus accumulated and unpaid dividends to the date fixed for redemption.
                              Notwithstanding the provision of paragraph A of
                  SECTION EIGHT of subparagraph (c) of Paragraph Third, the corporation shall not be entitled to redeem the Series X Shares, Series X-1 Shares, Series Y Shares, Series Y-1 Shares or Series Z Shares until the last day of the respective Initial Dividend Periods set forth above; thereafter, redemption dates and prices applicable to Subsequent Dividend Periods for each such Series shall be as set forth in the notice to Holders with respect thereto.

            D.    Auction Method.
                  --------------

                              Notwithstanding any provisions to the contrary
                  contained in Paragraph Third of the Organization Certificate, the Auction Method shall be the sole method for determining Dividend Periods and Dividends Rates for the Series X Shares, the Series X-1 Shares, the Series Y Shares, the Series Y-1 Shares and the Series Z Shares; accordingly, the following amendments to Paragraph Third are hereby made with respect to each such Series:

                                       SECTION ONE: (i) the definitions of
                        "Auction Stock", "Auction Stock Depository", "Available Auction Stock", and "Subject Auction Stock" are amended to "Stock", "Auction Depository", "Available Stock" and "Subject Stock", respectively; (ii) the definitions of "Converted Remarketed Stock", "Remarketed Stock", "Remarketing Agent", "Remarketing Depository", "Remarketing Method" and "Remarketing Procedures" are deleted; and (iii) the definition of "Dividend Determination Method" or "Method" is amended and restated to read in its entirety, "'Dividend Determination Method' or 'Method' shall mean the Auction Method". Each reference to any of the terms set forth in (i) or (iii) above as used throughout Paragraph Third of the Organization Certificate shall be a reference to such terms as so amended or restated, respectively, and each reference to a term set forth in
                        (ii) above shall be deleted.

                                       SECTION THREE: the words "either all"
                        and "or all" appearing in the seventh line thereof are deleted.
                                       SECTION FOUR: (i) the word "either" in
                        the 16th line of paragraph B is deleted together with the remaining text of paragraph B from the sentence beginning with the words "Subject to" in the seventeenth line thereof; (ii) paragraph E is deleted in its entirety; (iii) the word "or" appearing in the third line of paragraph F is deleted; and (iv) the words "and the" appearing in the third and sixteenth line are deleted.

                                       SECTION SIX: the section is deleted in
                        its entirety.

                                       SECTION SEVEN: (i) the words "or the"
                        appearing in the fourth line of paragraph A are deleted; (ii) the remaining text of the first sentence of paragraph F following the word "Depository" in the sixth line thereof is deleted; and (iii) the remaining text of the second sentence of paragraph F following the word "Depository" in the twelfth line thereof is deleted.

                  4. The foregoing amendment of Paragraph Third of the Organization Certificate was authorized by a resolution of the Securities Issuance Committee of the Board of Directors adopted at a meeting duly called and held on the 31st day of October, 1995, such resolution having been adopted pursuant to authority granted to such Committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

            IN WITNESS WHEREOF, this Certificate has been signed this 31st day of October, 1995.


                                    /s/ JAMES A. PARKE
                                    ------------------------------------
                                    James A. Parke
                                    Senior Vice President, Finance



                                    /s/ NANCY E. BARTON
                                    ------------------------------------
                                    Nancy E. Barton
                                    Secretary


STATE OF CONNECTICUT    )
                        :     ss.:
COUNTY OF FAIRFIELD     )



James A. Parke and Nancy E. Barton, each being duly sworn, respectively deposes and says: that the said James A. Parke is the Senior Vice President, Finance and that the said Nancy E. Barton is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Securities Issuance Committee of the Board of Directors adopted at a meeting duly called and held on the 31st day of October, 1995.



                                       /s/ JAMES A. PARKE
                                       ------------------------------------
                                       James A. Parke
                                       Senior Vice President, Finance



                                       /s/ NANCY E. BARTON
                                       ------------------------------------
                                       Nancy E. Barton
                                       Secretary


Subscribed and sworn to
before me this 31st day of
October, 1995



/s/ NOTARY PUBLIC
--------------------------------
Notary Public